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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)    October 25, 1996
                                                 -------------------------------

                        Wireless Cable of Atlanta, Inc.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Georgia                       0-22322                  58-1489017
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(State or Other Jurisdiction          (Commission               (IRS Employer
     of Incorporation)                File Number)           Identification No.)

        3100 Medlock Bridge Road, Suite 340, Norcross, Georgia 30071
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        (Address of Principal Executive Offices)             (Zip code)

Registrant's telephone number, including area code   (770) 409-3570
                                                   -----------------------------

--------------------------------------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)





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ITEM 5.  OTHER EVENTS.

         On October 25, 1995 Wireless Cable of Atlanta, Inc. (the "Company") and Bell South Corporation entered into a letter agreement memorializing and expressing the intention of BellSouth Corporation to acquire the Company. The acquisition would be accomplished through the merger of the Company and a subsidiary of BellSouth Corporation. Each exchanging shareholder of the Company would receive one half share of BellSouth Corporation common stock for each share of the Company's common stock owned. However, if the average closing price of BellSouth Corporation's common stock for the 20 trading days preceding the 10th day prior to the date of the merger is greater than $42.625, the shares will be exchanged at a value of $21.3125 per share and if the average closing price for the period is less than $32.625 the shares will be exchanged at a value of $16.3125. The merger is subject to completion of due diligence reviews by both companies and to the execution and delivery of a definitive merger agreement. A copy of the press releases of both BellSouth Corporation and the Company are attached as exhibits to this Report.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.


                                             Wireless Cable of Atlanta, Inc
                                        ----------------------------------------
                                                     (Registrant)


Date November 8, 1996                   By: \s\ Ricky C. Haney
    ----------------------------            ------------------------------------
                                            Ricky C. Haney
                                            Chief Executive Officer





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                               INDEX TO EXHIBITS





                                                                      Page No.
Exhibit No.               Description of Exhibit                   Where Located
-----------               ----------------------                   -------------
  99.1                    BellSouth Corporation                         4
                          Press Release                                ---

  99.2                    Wireless Cable of Atlanta, Inc.               6
                          Press Release                                ---





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